Exhibit 10.1
Certain identified information in this exhibit has been omitted and/or replaced with other terminology because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted or replaced has been identified by brackets.

AURORA INNOVATION, INC.
OUTSIDE DIRECTOR COMPENSATION POLICY
Aurora Innovation, Inc. (the “Company”) believes that providing cash and equity compensation to its members of the Board of Directors (the “Board,” and members of the Board, the “Directors”) represents an effective tool to attract, retain and reward Directors who are not employees of the Company (the “Outside Directors”). This Outside Director Compensation Policy (the “Policy”) is intended to formalize the Company’s policy regarding the compensation to its Outside Directors. Unless otherwise defined herein, capitalized terms used in this Policy will have the meaning given to such terms in the Company’s 2021 Equity Incentive Plan (the “Plan”), or if the Plan is no longer in place, the meaning given to such terms or any similar terms in the equity plan then in place. Each Outside Director will be solely responsible for any tax obligations incurred by such Outside Director as a result of the equity and cash payments such Outside Director receives under this Policy.
Subject to Section 8 of this Policy, this Policy became effective as of the date approved by the Board (such date, the “Effective Date”) and was last amended on July 14, 2025.
1.Cash Compensation
Annual Cash Retainer
Each Outside Director will be paid an annual cash retainer of $60,000 (an “Annual Retainer”). There are no per-meeting attendance fees for attending Board meetings. This cash compensation will be paid quarterly in arrears on a prorated basis with any proration based on the number of calendar days served in the applicable fiscal quarter.
Committee Chair Annual Cash Retainer
Effective as of the Effective Date, each Outside Director who serves as chair of a committee of the Board listed below will be eligible to earn additional annual cash fees (paid quarterly in arrears on a prorated basis with any proration based on the number of calendar days served in the applicable fiscal quarter) as follows (an “Additional Retainer” and, together with the Annual Retainer, a “Cash Retainer”):
Chair of Audit Committee:            $25,000
Chair of Compensation Committee:        $20,000
Chair of Nominating & Governance Committee:        $10,000

2.Election to Receive Equity Compensation in Lieu of Cash Retainers.
(a)Retainer Award Elections. Subject to complying with the Retainer Award Election Mechanics set forth in Section 2(e) below, an Outside Director may elect to convert all of his or her future Cash Retainer(s) into awards of fully-vested Restricted Stock Units covering a number of Shares determined pursuant to Section 2(c) (each, a “Retainer Award” and such election, a “Retainer Award Election”). A Retainer Election will remain in effect until revoked pursuant to Section 2(e).
(b)Grant of Retainer Award. Each Retainer Award will be issued automatically on the first business day of the fiscal quarter of the Company (a “Fiscal Quarter”) following the Fiscal Quarter with respect to which the corresponding Cash Retainer was earned (the “Retainer Award Grant Date”) so long as the Outside Director remains an Outside Director through an applicable Retainer Award Grant Date and the Retainer Award Election has not been properly withdrawn prior to the applicable Retainer Award Grant Date in accordance with Section 2(e) below. If an Outside Director has not remained an Outside Director through the Retainer Award Grant Date, the Outside Director will not receive the applicable Retainer Award and instead will receive the applicable amount of Cash Retainers for the Outside Director’s Board services provided during such Fiscal Quarter. Each Retainer Award Election must be submitted to the Company in the form and manner specified by the Board or the Compensation Committee. Once a Retainer Award Election is validly submitted, it will remain in effect unless revoked by the applicable Outside Director in accordance with Section 2(e) below.
(c)Number of Shares Subject to Retainer Award. The number of Shares subject to a Retainer Award will be determined by dividing (x) the amount of the corresponding Cash Retainers, by (y) the Value of a Share on the Retainer Award Grant Date, with the result rounded to the nearest whole Share.
(d)Vesting and Settlement of Retainer Award. Retainer Awards will be fully vested on the Retainer Award Grant Date and will be settled in the same manner as an Initial Award or Annual Award (each, as defined below).
(e)The “Retainer Award Election Mechanics” are as set forth below.
(i)    Election. Each Outside Director may make a Retainer Award Election. The Retainer Award Election must be submitted to the Company in accordance with the election and revocation form in substantially the form attached hereto, or in such other form approved by the Compensation Committee for the Retainer Award Election, provided that any election must be submitted during an open trading window and at a time when the Outside Director is not otherwise restricted from trading Shares. The Retainer Award Election will be effective with respect to Retainer Awards earned in the Fiscal Quarter following the Fiscal Quarter in which such Retainer Award Election is made. Except as provided in Section 2(e)(ii) below, the Retainer Award Election shall become irrevocable effective as of the date it is tendered to the Company, provided that if an Outside Director is not otherwise permitted to trade Shares under the Company’s insider trading policy at the time such Outside Director attempts to tender a Retainer Award Election, then such Outside Director will not be eligible to make such Retainer Award Election at such time.

(ii)    Revocation. If an Outside Director makes a valid Retainer Award Election, then such Outside Director may revoke his or her Retainer Award Election in accordance with the election and revocation form in substantially the form attached hereto, or in such other form approved by the Compensation Committee, provided that any revocation cannot be submitted in the same open trading window as the original retainer election to be revoked and must instead be submitted during a subsequent open trading window. If an Outside Director is not otherwise permitted to trade Shares under the Company’s insider trading policy at the time such Outside Director attempts to revoke his or her Retainer Award Election, then such Outside Director will not be eligible to revoke a Retainer Award Election at such time. A revocation of a Retainer Award Election will be effective with respect to Retainer Awards earned in the Fiscal Quarter following the Fiscal Quarter in which such revocation is made.
3.Equity Compensation
Outside Directors will be eligible to receive all types of Awards (except Incentive Stock Options) under the Plan (or the applicable equity plan in place at the time of grant), including discretionary Awards not covered under this Policy. All grants of Awards to Outside Directors pursuant to Section 3 of this Policy will be automatic and nondiscretionary under the Plan and subject to the applicable form of Award Agreement approved by the Board under the Plan, except as otherwise provided herein, and will be made in accordance with the following provisions:
(a)No Discretion. No person will have any discretion to select which Outside Directors will be granted any Awards under this Policy or to determine the number of Shares to be covered by such Awards.
(b)Initial Award. Each Outside Director joining the Board after the Registration Date shall be automatically granted the following award upon first joining the Board (such date, the “Start Date”): an award of Restricted Stock Units with a Value (as defined below) of $225,000, rounded up to the nearest Share (the “Initial Award”). Subject to Section 4 of this Policy, the Initial Award will vest as to 1/3 of the Shares annually over three years on each anniversary of the Start Date, subject to the Outside Director continuing to be a Service Provider through the applicable vesting date. Notwithstanding the first sentence of this Section 3(b), if a Start Date occurs prior to the date of the registration of Shares under the Plan on a Form S-8 registration statement (the “Registration Date”), then the Initial Award shall be automatically granted on the later of (x) the Start Date or (y) the Registration Date.
(c)Annual Award. On the date of each annual meeting of the Company’s stockholders following the Effective Date (each, an “Annual Meeting”), each Outside Director will be automatically granted an award of restricted stock units (an “Annual Award”) covering a number of Shares having a Value of $225,000, rounded up to the nearest Share.
Subject to Section 4 of this Policy, each Annual Award will vest on the earlier of (i) the one-year anniversary of the date the Annual Award is granted or (ii) the day prior to the date of the Annual Meeting next following the date the Annual Award is granted, in each case, subject to the Outside Director continuing to be a Service Provider through the applicable vesting date.

(d)For purposes of Section 3, “Value” means the average closing stock price of the Shares during the twenty (20) trading-day period ending five (5) business days before the grant date.
4.Change in Control
In the event of a Change in Control, each Outside Director’s outstanding Company equity awards will accelerate and vest.
5.Limitations
Any cash compensation and Awards granted to an Outside Director shall be subject to the limits provided in Section 11 of the Plan.
6.Travel Expenses
Each Outside Director’s reasonable, customary and documented travel expenses to Board or Board committee meetings will be reimbursed by the Company.
7.Additional Provisions
    All provisions of the Plan not inconsistent with this Policy will apply to Awards granted to Outside Directors.
8.Section 409A
    In no event will cash compensation or expense reimbursement payments under this Policy be paid after the later of (i) 15th day of the 3rd month following the end of the Company’s fiscal year in which the compensation is earned or expenses are incurred, as applicable, or (ii) 15th day of the 3rd month following the end of the calendar year in which the compensation is earned or expenses are incurred, as applicable, in compliance with the “short-term deferral” exception under Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations and guidance thereunder, as may be amended from time to time (together, “Section 409A”). It is the intent of this Policy that this Policy and all payments hereunder be exempt from or otherwise comply with the requirements of Section 409A so that none of the compensation to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be so exempt or comply. In no event will the Company reimburse an Outside Director for any taxes imposed or other costs incurred as a result of Section 409A.
9.Revisions
    The Board may amend, alter, suspend or terminate this Policy at any time and for any reason. No amendment, alteration, suspension or termination of this Policy will materially impair the rights of an Outside Director with respect to compensation that already has been paid or awarded, unless otherwise mutually agreed between the Outside Director and the Company. Termination of this Policy will not affect the Board’s or the Compensation Committee’s ability to exercise the powers granted to it under the Plan with respect to Awards granted under the Plan pursuant to this Policy prior to the date of such termination.

AURORA INNOVATION, INC.

OUTSIDE DIRECTOR COMPENSATION POLICY

ELECTION AND REVOCATION FORM

I.    Personal Information
(Please print)
Participant Name:                          (the “Participant”)
II.    Election Regarding Cash Retainers
I elect to receive any Cash Retainers (as defined in the Aurora Innovation, Inc. (the “Company”) Outside Director Compensation Policy (the “Policy”)) that otherwise may be payable to me in quarterly installments for my services as an Outside Director (as defined in the Policy) or Chair of the Audit Committee, Compensation Committee or Nominating and Governance Committee that I perform in accordance with the Policy, as set forth below (referred to under the Policy as your “Retainer Election”):
    100% Retainer Awards – The Cash Retainer will be payable entirely as awards of fully vested Restricted Stock Units (referred to under the Policy as “Retainer Awards”).

NOTE: If you do not make the above Retainer Awards election, your Cash Retainer will be payable 100% in cash.
Any Retainer Award that is granted to you in accordance with your timely election set forth in this Section II will be 100% vested on the applicable Retainer Award’s date of grant. The number of Shares subject to any Retainer Award you will receive in lieu of any Cash Retainer will be determined in accordance with the Policy. The Retainer Awards otherwise will be subject to the terms and conditions of the Policy and the Plan and applicable Award Agreement (as defined in the Plan) thereunder (as defined below).
III.    Revocation of Prior Election
    I previously made a Retainer Election and I would like to revoke that Retainer Election:
    0% Retainer Awards – The Cash Retainer will be payable entirely in cash.
IV.    Election Windows
To make an election under this Election and Revocation Form, your Retainer Election must be made during an open trading window of the Company, provided that you are not restricted from trading Shares pursuant to the Company’s insider trading policy (“Trading Restriction”) at the time of making the Retainer Election. The Retainer Award Election will be effective beginning with the Fiscal Quarter following the Fiscal Quarter in which such Retainer Award Election is made.

IV.    Election Revocations
To make a revocation of a prior election under this Election and Revocation Form, your revocation must be made during an open trading window of the Company and while you are not subject to a Trading Restriction, provided that any revocation cannot be submitted in the same open trading window as the original Retainer Election to be revoked and must instead be submitted during a subsequent open trading window. A revocation of a Retainer Award Election will be effective with respect to Retainer Awards earned in the Fiscal Quarter following the Fiscal Quarter in which such revocation is made.
V.     Participant Acknowledgements and Signature
A.I agree to all of the terms and conditions of this Election and Revocation Form.
B.If I am making a Retainer Election, I understand and agree that any Retainer Award will be granted only after I have performed the services required with respect to the Cash Retainer for the applicable fiscal quarter of the Company, and that I must be an Outside Director on the grant date of the Retainer Award in order to receive such Retainer Award. If for any reason my status as an Outside Director ceases before the grant date of any Retainer Award, I will receive any Cash Retainer for my services provided in such Company fiscal quarter in the form of cash.
C.I acknowledge that I have received and read a copy of the Policy, the Plan, and the Plan’s prospectus, and that I am familiar with the terms and provisions of the Policy and the Plan.
D.I agree to the right of the Administrator (as defined in the Plan) to amend or terminate this election at any time and for any reason, with or without notice; provided that such termination or amendment is performed in compliance with Section 409A of the Internal Revenue Code of 1986, as amended (as determined by Company legal counsel in its sole and absolute discretion).
E.I understand that fully vested Restricted Stock Units will be taxable as ordinary income in the year granted. I agree and understand that the Company does not guarantee in any way whatsoever the tax treatment of any payments made under the Policy or this Election and Revocation Form. I will be responsible for all taxes and any other costs owed with respect to any payments made and any income or gain recognized with respect to any of my Retainer Awards.
F.I understand, acknowledge and agree that the Administrator has the discretion to make all determinations and decisions regarding any elections set forth on this Election and Revocation Form.
G.I understand that this Election and Revocation Form and any elections or revocation made hereunder are intended to comply with or be exempt from the requirements of Section 409A so that none of the Retainer Awards will be subject to the tax acceleration and additional penalty taxes imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to so comply. If applicable, I understand that I am solely responsible for any accelerated income taxes and additional taxes, tax penalties and interest imposed by, or other costs incurred as a result of, Section 409A.

H.I also understand that this Election and Revocation Form and any election made hereunder in all respects will be subject to the terms and conditions of the Policy and the Plan, as applicable. Should any inconsistency exist between this Election and Revocation Form, the Policy, the Plan, the Award Agreement under which any Retainer Award is granted, and/or any applicable law, then the provisions of either the applicable law (including, but not limited to, Section 409A) or the Plan will control, with the Plan subordinated to the applicable law, and the Award Agreement and the Policy subordinated to this Election and Revocation Form.
By signing this Election and Revocation Form, I authorize the implementation of the above election.

Signed:                 Date: _______________, ______
Participant

Agreed to and accepted:

AURORA INNOVATION, INC.

By:         Date: ________________, ______

PLEASE RETURN THIS ELECTION AND REVOCATION FORM TO [***].
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